UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2024

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On October 16, 2024, Lucid Group, Inc. (the “Company”) entered into a subscription agreement, dated October 16, 2024 (the “Subscription Agreement”), between the Company and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”), an affiliate of the Public Investment Fund and the Company’s majority shareholder. Pursuant to the Subscription Agreement, Ayar agreed to purchase from the Company 374,717,927 shares of the Company’s Class A common stock (the “common stock”) in a private placement (the “Private Placement”), for aggregate net proceeds, before expenses, of approximately $971 million. The Private Placement is expected to close on October 31, 2024 and is subject to customary closing conditions. As a result of the offering described under the caption “Underwriting Agreement” in Item 8.01 below and the Private Placement, Ayar expects to continue to maintain its approximate 58.8% ownership of the Company’s outstanding common stock as of September 30, 2024. In addition, given the Underwriter’s (as defined below) exercise of the Overallotment Option (as defined below) disclosed in Item 8.01 below, Ayar has agreed to purchase from us an additional 21,470,459 shares of our common stock to maintain its percentage ownership of Lucid’s outstanding common stock.

The shares of common stock to be sold to Ayar pursuant to the Subscription Agreement will be sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Subscription Agreement contains customary representations, warranties and covenants. Common stock acquired by Ayar under the Subscription Agreement will be subject to the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, Ayar, and the other parties thereto, as amended from time to time (the “Investor Rights Agreement”), which governs the registration for resale of such common stock.

The description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Investor Rights Agreement

In connection with the entry into the Subscription Agreement, we intend to enter into an amendment to the Investor Rights Agreement (the “Fifth IRA Amendment”). Pursuant to the Fifth IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to the shares of common stock Ayar purchased in the Private Placement.

The description of the Fifth IRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Fifth IRA Amendment included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 under the caption “Private Placement” above is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Underwriting Agreement

On October 16, 2024, the Company entered into an underwriting agreement, dated October 16, 2024 (the “Underwriting Agreement”), between the Company and BofA Securities, Inc., (the “Underwriter”) relating to the issuance and sale of 262,446,931 shares of common stock for aggregate net proceeds, before expenses, to the Company of approximately $680 million. The Underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The common stock is being sold pursuant to a prospectus supplement, dated October 16, 2024, and the accompanying prospectus, dated October 16, 2024, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3ASR (File No. 333-282677).

The Company granted the Underwriter a 30-day option to purchase up to 39,367,040 additional shares of common stock, solely to cover overallotments (the “Overallotment Option”). On October 17, 2024, the Underwriter exercised the Overallotment Option to purchase an additional 15,037,594 shares.

The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and covenants of the Company.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the common stock sold pursuant to the Underwriting Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 16, 2024, between Lucid Group, Inc., and BofA Securities, Inc.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Subscription Agreement, dated October 16, 2024, between Lucid Group, Inc. and Ayar Third Investment Company.
10.2	Form of Amendment No. 5 to the Investor Rights Agreement, between Lucid Group, Inc., Ayar Third Investment Company and the other parties thereto.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2024	Lucid Group, Inc.

	By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer

5